UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _)

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☒	Definitive Proxy Statement
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NUZEE, INC.

(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NUZEE, INC.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 30, 2024

To the Stockholders of NuZee, Inc.:

You are cordially invited to virtually attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of NuZee, Inc., a Nevada corporation (the “Company”), to be held virtually, on Monday, September 30, 2024 at 10 a.m., Eastern Time, in order to:

1.	Elect five directors for a term of one year or until their respective successors have been duly elected and qualified;

2.	Hold a non-binding advisory vote on the compensation paid to our named executive officers;

3.	Ratify the appointment of MaloneBailey LLP, as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024; and

4.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders may participate in the Annual Meeting by registering at https://meeting.vstocktransfer.com/2024NUZEEANNUAL. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts.

The board of directors of the Company (the “Board”) has fixed the close of business on August 27, 2024 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponements thereof. Please review in detail the proxy statement for a more complete statement of matters to be considered at the Annual Meeting.

The Annual Meeting will be held entirely online in a virtual meeting format only, with no physical in-person meeting, to allow greater participation. Stockholders attending the Annual Meeting virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate in the Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote.

Stockholders may participate in the Annual Meeting by registering at https://meeting.vstocktransfer.com/2024NUZEEANNUAL. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts.

Your vote is very important to us regardless of the number of shares you own. Whether or not you are able to virtually attend the Annual Meeting, please read the proxy statement and promptly vote your proxy via the internet, by telephone or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy card in order to assure representation of your shares at the Annual Meeting. Granting a proxy will not limit your right to vote if you wish to virtually attend the Annual Meeting and vote online during the Annual Meeting.

By order of the Board of Directors,

/s/ Jianshuang Wang
Jianshuang Wang
Co-Chief Executive Officer

/s/ Randell Weaver
Randell Weaver
Co-Chief Executive Officer, Chief Financial Officer

Vista, California

August 30, 2024

You are cordially invited to virtually attend the Annual Meeting. Whether or not you expect to virtually attend the Annual Meeting, PLEASE VOTE YOUR SHARES IN ADVANCE. You may vote your shares in advance of the Annual Meeting via the internet, by telephone or, by mailing the completed proxy card. Voting instructions are printed on your proxy card.

If you were a stockholder of record as of August 27, 2024, you may vote online during the Annual Meeting. If, on August 27, 2024, your shares of our common stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, you are also invited to attend the Annual Meeting and may vote online during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 30, 2024

Our proxy statement for the Annual Meeting, proxy card and our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 are also available free of charge at https://ts.vstocktransfer.com/irhlogin/NUZEE

NuZee, Inc.

2024 Annual Meeting of Stockholders

PROXY STATEMENT

This proxy statement and the accompanying form of proxy are being furnished to the stockholders of NuZee, Inc., a Nevada corporation (the “Company”, “we”, “us”, or “our”), on or about August 30, 2024, in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually, on Monday, September 30, 2024 at 10 a.m., Eastern Time, and any adjournment or postponements thereof.

The Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by registering at https://meeting.vstocktransfer.com/2024NUZEEANNUAL.

The cost of soliciting proxies will be borne by the Company. Following the mailing of this proxy statement, the Company may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with any such solicitations. The Company does not intend to retain a proxy solicitor in connection with the Annual Meeting. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company, upon request, will reimburse such persons for their reasonable out-of-pocket expenses in doing so.

Only holders of record of outstanding shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), at the close of business on August 27, 2024 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponements thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on the Record Date. There were 5,005,170 shares of Common Stock outstanding and entitled to vote as of the Record Date. If you plan to attend the Annual Meeting online, please see the instructions below.

How do I attend and ask questions during the virtual Annual Meeting?

The meeting will be held virtually via a live audio webcast on Monday, September 30, 2024 at 10:00 a.m., Eastern Time. We believe that a virtual meeting provides expanded stockholder access and participation and improved communications, while affording stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.

You are entitled to attend and participate in the Annual Meeting if you were a stockholder as of the close of business on August 27, 2024, the record date, or hold a valid proxy for the meeting. In order to attend the Annual Meeting, you must register in advance at https://meeting.vstocktransfer.com/2024NUZEEANNUAL. prior to the deadline of September 29, 2024 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting. The meeting webcast will begin promptly at 10:00 a.m. Eastern Time. You will be able to ask questions during the Annual Meeting via the Q&A function through the meeting portal.

In either case, once you have registered to attend, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting . If you hold your shares of common stock as a record holder, you will be able to vote your shares at the Annual Meeting provided you register in a timely basis. However, if you hold your shares in “street name,” in order to vote your shares at the meeting you will need to follow the procedures set forth in the section below “How do I vote at the Annual Meeting?”

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To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, please follow below rules of conduct for the Annual Meeting. These rules of conduct will include the following guidelines:

●	You may submit questions and comments electronically through the meeting portal during the Annual Meeting. If you wish to submit a question during the Annual Meeting, you may ask questions via the Q&A function through the meeting portal.

●	Only stockholders as of the Record Date for the Annual Meeting and their proxy holders may submit questions at the Annual Meeting.

●	Please direct all questions to the Secretary of the Company.

●	Please include your name and affiliation, if any, when submitting a question or comment.

●	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.

●	Questions may be grouped by topic by our management.

●	Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

●	Be respectful of your fellow stockholders and Annual Meeting participants.

●	No audio or video recordings of the Annual Meeting are permitted.

Who can vote at the Annual Meeting?

Only stockholders of our Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 5,005,170 shares of Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares of Common Stock were registered directly in your name with our transfer agent, VStock Transfer, LLC, then you are a stockholder of record. As a stockholder of record, you may vote (i) through the internet before or at the Annual Meeting, using the instructions on the proxy card; or (ii) by completing and returning the enclosed printed proxy card. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting electronically through the internet or by completing and returning the enclosed printed proxy card. To help us keep our costs low, please vote through the internet, if possible.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on August 27, 2024, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, if you are a beneficial owner of shares registered in the name of your broker, bank or other agent, in order to vote in person at the virtual Annual Meeting, you must, in addition to registering in advance at https://meeting.vstocktransfer.com/2024NUZEEANNUAL, obtain a valid legal proxy from your broker, bank or other agent and then register to vote at the Annual Meeting. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to vote at the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address, and then email the legal proxy and other information to vote@vstocktransfer.com during the meeting.

Can I revoke my proxy and change my vote?

Any stockholder of record who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company, (ii) executing and delivering a proxy bearing a later date, or (iii) virtually attending the Annual Meeting and voting online during the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to virtually attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions in advance of the Annual Meeting so that your vote will be counted if you later decide not to virtually attend the Annual Meeting.

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If you are a beneficial owner, you will need to revoke or resubmit your proxy through your broker (or bank or other nominee) and in accordance with its procedures.

What are the recommendations of the Board?

Each of the recommendations of the Board is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote “FOR” the election of the nominees to the Board as more fully described in the section titled “Proposal One – Election of Directors;” and “FOR” each of Proposal Two, and Proposal Three. If you sign and return your proxy card but do not specify how you want your shares voted, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

The Board does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for a substitute or alternate board nominee for director. In the event that any other matter should properly come before the Annual Meeting or any nominee for director is not available for election, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in accordance with their best judgment.

What constitutes a quorum?

The presence, by virtual attendance or represented by proxy, of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied. See below for information on broker “non-votes.”

If I am a beneficial owner of shares held in “street name” and I do not provide my broker, bank or other agent with voting instructions, what happens?

If you are a beneficial owner of shares of our Common Stock and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

We believe Proposals One and Two are considered non-routine matters under applicable rules. Accordingly, we believe that, without your specific voting instructions, your broker or nominee will not be permitted to vote your shares on Proposals One and Two. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on Proposals One and Two. Accordingly, please instruct your bank, broker or other agent to ensure that your vote will be counted.

The ratification of the appointment of MaloneBailey LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024 (Proposal Three) is considered a routine matter under applicable rules. Accordingly, if you are a beneficial owner and your shares of our Common Stock are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on Proposal Three even if the broker or other nominee does not receive voting instructions from you. As a result, we do not anticipate any broker non-votes with respect to Proposal Three. We are aware, however, that certain brokers elect not to exercise their discretionary authority to vote on routine matters absent voting instructions from their beneficial owners. Accordingly, we strongly urge you to instruct your broker how to vote with respect to Proposals One, Two and Three.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

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As a reminder, if you a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from such organization.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count: (i) with respect to Proposals One and Two, votes “FOR,” “AGAINST,” abstentions and broker non-votes and (ii) with respect to Proposal Three, votes “FOR,” “AGAINST” and abstentions.

How many votes are needed to approve each proposal?

Proposal One — Election of directors. Assuming that a quorum is present, the affirmative votes equal to at least a majority of the votes of the shares of Common Stock present by virtual attendance or represented by proxy at the Annual Meeting and entitled to vote are required for the election of directors. Stockholders do not have the right to cumulate their votes for directors. Abstentions will have the same effect as an “AGAINST” vote and broker non-votes will have no effect.

Proposal Two — Non-binding advisory vote on compensation paid to our named executive officers. The compensation paid to our named executive officers will be approved if the number of votes cast “FOR” Proposal Two exceeds the number of votes cast “AGAINST” such proposal. Because this vote is advisory, it will not be binding upon the Board. However, the Board and its compensation committee (the “Compensation Committee”) will take into account the outcome of the vote when considering future executive compensation arrangements. Abstentions and broker non-votes will have no effect.

Proposal Three — Ratification of the appointment of the Independent Registered Public Accounting Firm. The ratification of the appointment of MaloneBailey LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024 will be approved if the number of votes cast “FOR” Proposal Three exceeds the number of votes cast “AGAINST” such proposal. Abstentions will have no effect on Proposal Three. We do not expect any broker non-votes for Proposal Three.

Other Matters. For each other matter, the proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal.

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PROPOSAL ONE

ELECTION OF DIRECTORS

Directors and Nominees

The Third Amended and Restated Bylaws of the Company (the “Bylaws”) provide that the Board shall consist of at least one and no more than thirteen directors, comprising only one class of directors, with the exact number being designated from time to time by resolution of the Board. Our Board is elected annually by our stockholders, and each director is elected for a term of one year or until his or her successor has been duly elected and qualified. Our nominees for election include our four current independent directors and the person who serves as our Chairman and Co-Chief Executive Officer. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

The number of members of our Board is currently five (5). The Board has nominated Jianshuang Wang, Zongmei Huang, Yanli Hou, Changzheng Ye, and Jian Liu, each of whom currently serve on the Board, to stand for re-election as directors at the Annual Meeting. If Ms. Wang, Huang, Hou and Mr. Ye and Liu are elected, they will each serve a term expiring at the annual meeting of stockholders in 2025, or until their successors are elected and qualified. There are no family relationships among any of our director nominees or executive officers.

The Board has no reason to believe that any of its nominees will refuse or be unable to accept election. However, if any nominee is unable to accept election or if any other unforeseen contingencies should arise, the Board may designate a substitute nominee. If the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE LISTED NOMINEES.

The following table, together with the accompanying text, sets forth certain information with respect to each of our director nominees:

Nominees for Director

Name	Age	Position	Director Since
Jianshuang Wang	45	Co-Chief Executive Officer, President, and Chairman of the Board	2024
Zongmei Huang	52	Director	2024
Yanli Hou	41	Director	2024
Changzheng Ye	33	Director	2024
Jian Liu	32	Director	2024

Jianshuang Wang. has serve as Company’s the Co-Executive Officer and chaiman of the Borad since June 2024. Ms. Wang has been serving as a legal representative of a Chinese company and a director of a Hong Kong company since joining a US listed company (WETG. US) in 2021. During her tenure, she was responsible for human resources management, and also supervised administrative work and assisted in operational management. From 2001 to 2012, she worked as a human resources supervisor at Beijing Yuanzhou Decoration Co., Ltd. and Beijing Dingzhi Huihai Management Consulting Co., Ltd. From 2012 to 2020, Ms. Wang Jianshuang served as the Director of Human Resources at Zhongrong Minxin Capital Management Co., Ltd., Shuyun Puhui Technology Co., Ltd., and Beijing Meixin Technology Co., Ltd. Ms. Wang Jianshuang graduated from Hebei University of Economics and Trade with a major in Human Resource Management in 2001.

Ms. Jianshuang Wang is an employee director. The Board values Ms. Wang’s extensive experience operating the Company. As the Company’s Co-Chief Executive Officer and President, Ms. Wang is able to apprise the Board of the operational and financial results as they occur and provide insight into the environment in which the Company operates.

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Zongmei Huang. Ms. Huang previously held senior management positions at PPS Baolian Company and ISS World Company in Hong Kong. Since 2019, she has served as the CEO of XinRui Technology Co., Limited, a Hong Kong-based company that invests in the fully globalized technology industry. Its main focus is to assist Chinese companies in expanding their global business overseas. Through various means such as venture capital and private equity, it helps Chinese technology companies in the growth cycle achieve their global development strategy. XinRui’s investment field focuses on digital scenarios, covering multiple areas such as enterprise services, cloud services, network security, financial technology, cross-border supply chain, retail consumption, e-commerce, logistics, and digital entertainment.

Ms. Huang’s qualifications for election to the Board include her expertise in global business management.

Yanli Hou. Ms. Hou is an Executive Director of Daren International (01957. HK). From August 2021 to October 2022, Ms. Hou Yanli served as the CEO of Daren Group. Daren Group is a national high-tech enterprise invested by state-owned civil aviation investment funds and well-known investment institutions. From March 2019 to July 2021, Ms. Hou Yanli served as the President of the Live Streaming Business Group of Yueshang Group (US: WETG), contributing to the live streaming business of Yueshang Group. From January 2014 to March 2019, Ms. Hou Yanli served as the co-founder of 3Q Children’s Business School, responsible for the overall operation and development of the company. 3Q Children’s Business School is a brand under Henan Aishang International Education Consulting Co., Ltd. Henan Aishang International Education Consulting Co., Ltd. is a listed enterprise listed on the Zhongyuan Equity Trading Center, with enterprise code 204424. Ms. Hou Yanli studied at Shandong University of Finance and Economics from 2002 to 2006, obtaining a Bachelor’s degree in Financial Management. After graduation, She joined Tianan Insurance Company and worked for eight years. She has held various positions including financial accounting, auditing, head of fund settlement center, assistant to general manager, and group finance manager. She resigned and started her own business in 2014.

Ms. Hou is also a franchise chain operation planner, and enterprise digital transformation expert. She has multiple entrepreneurial experiences and is skilled in market development and project operation management.

Ms. Hou’s qualifications for election to the Board include her expertise in franchise chain operation planning and enterprise digital transformation.

Changzheng Ye. Mr. Ye holds a Bachelor’s degree in Mold Design and Manufacture from Zhengzhou University, which he earned between 2011 and 2014. His professional experience includes roles as an Engineer at Shanghai Volkswagen from 2014 to 2015, a Software Engineer at Shanyi Shanmei Technology Co., Ltd from 2015 to 2017, a Project Manager at Shenzhen Baoyide Network Technology Co., Ltd from 2018 to 2021, and a Technical Director at Enron Investment Management from 2021 to 2023. Since March 2023, he has been serving as the Technical Director at Lear Group Limited.

Mr. Ye’ qualifications for election to the Board include his experiences both in the engineering and technical management.

Jian Liu. Mr. Liu has been serving as the Design Director and Operations Director at MBV International Limited (01957.HK) since 2020. During his tenure, he undertook design work and also gained extensive experience in market operations. Mr. Liu Jian is familiar with marketing strategies and promotion skills to effectively expand the market and enhance the company’s reputation. Mr. Liu Jian graduated from Shandong Fashion University with a major in Visual Communication in 2014. From 2014 to 2020, he worked at Beijing Zhouji Technology Co., Ltd. and Zhengbang Creative (Beijing) Brand Technology Co., Ltd.

Mr. Liu’s qualifications for election to the Board include his extensive executive leadership and experiences, including serving as a director for a publicly traded company in Hong Kong, and his related expertise in marketing, strategic planning, and promotion skills.

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Board Diversity Matrix

For the Annual Meeting, the Board has nominated six individuals who bring valuable diversity to the Board. Their collective experience covers a wide range of professional, geographic and industry backgrounds. The table below provides certain highlights of the composition of our directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of August 21, 2024)

Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	2	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	3	2	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+			0
Did Not Disclose Demographic Background			0

Board and Committee Meetings; Attendance

The Company does not have a policy requiring director attendance at its annual meeting of stockholders, but directors are expected to attend. All of our directors attended virtually our 2023 annual meeting of stockholders (the “2023 Annual Meeting”), which was also held exclusively online in a virtual meeting format only, with no physical in-person meeting. During the fiscal year ended September 30, 2023 (“fiscal year 2023”), the Board held five meetings, including telephonic meetings. During fiscal year 2023, all directors attended at least 75% of the aggregate of the meetings of the Board and of each of the Board committees on which he or she served at the time.

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Director Independence

We require that a majority of our Board be independent in accordance with the rules of Nasdaq. Our Board has undertaken a review of the independence of our directors and considered whether any director has any direct or indirect material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board has affirmatively determined that Ms. Ging and Messrs. Conner, Jones, Kurita and Robson, representing five of our six current directors, all of whom served on the Board throughout fiscal year 2023, are “independent directors” as defined under SEC rules and the listing standards of the Nasdaq. All of the current members of the Board’s committees are also independent under such standards. The Board acts independently of management and regularly holds independent director sessions of the Board without members of management present. Mr. Higashida is not considered independent due to his service as an executive officer of the Company.

On May 2, 2024, Mr. Kurita resigned from the Company’s board of directors (the “Board”), and Mr. Changzheng Ye was appointed to the Board as a director to fill the vacancy created by Mr. Kurita’s resignation. On June 6, 2024, Masateru Higashida and Kevin J. Conner resigned from the Board, and Jianshuang Wang and Yanli Hou were appointed as directors to fill the vacancies created by Mr. Higashida’s and Mr. Conner’s resignations. On June 18, 2024, J. Chris Jones, and on June 19, 2024, David G. Robson, resigned from the Board; Jian Liu and Zongmei Huang were appointed as directors to fill the vacancies created by Mr. Jones’ and Mr. Robson’s resignations. Our current Board consists of Jianshuang Wang, Changzheng Ye, Yanli Hou, Zongmei Huang and Jian Liu. Four of our five directors are “independent directors” as defined under SEC rules and the listing standards of the Nasdaq. Ms. Jianshuang Wang is not considered independent due to her service as an executive officer of the Company.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2023, our Compensation Committee consisted of Ms. Ging and Messrs. Jones, Kurita and Robson. None of the members of our Compensation Committee is or has been one of our employees or officers. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Compensation Committee.

Our current Compensation Committee consists of Jian Liu, Yanli Hou, and Changzheng Ye, with Mr. Jian Liu serving as Chairman. None of the members of our Compensation Committee is or has been an employee or officer of the Company. Additionally, none of our executive officers currently serves, or has served during the past fiscal year, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Compensation Committee.

Committees of the Board of Directors

Our Board has established an audit committee (the “Audit Committee”), the Compensation Committee and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). The composition and responsibilities of each of the committees of our Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board.

The current members of the Board and the committees of the Board on which they currently serve are identified in the table below.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jianshuang Wang	—	—	—
Zongmei Huang	—	—	—
Yanli Hou	Member	Member	Member
Changzheng Ye	Chairman	Member	Member
Jian Liu	Member	Chairman	Chairman

Audit Committee

Our Audit Committee is currently composed of Changzheng Ye, Yanli Hou and Jian Liu. Mr. Ye serves as the chairperson of our Audit Committee. Our Board has determined that each current member of our Audit Committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the listing rules of Nasdaq. Our Board has also determined that Yanli Hou is an “audit committee financial expert” as defined in the rules of the SEC and has the requisite financial sophistication as defined under the listing standards of the Nasdaq. During fiscal year 2023, our Audit Committee met four times.

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The responsibilities of our Audit Committee include, among other things:

●	selecting and hiring the independent registered public accounting firm to audit our financial statements;
●	overseeing the performance of the independent registered public accounting firm and taking those actions as it deems necessary to satisfy itself that the accountants are independent of management;
●	reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls;
●	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;
●	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
●	overseeing our policies on risk assessment and risk management;
●	reviewing and approving related party transactions; and
●	approving or, as required, pre-approving, all audit and all permissible non-audit services and fees to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the rules of Nasdaq. A copy of the charter can be found on the Company’s website at http://www.nuzee.vip.

Compensation Committee

Our Compensation Committee is currently composed of Changzheng Ye, Yanli Hou and Jian Liu. Mr. Liu serves as the chairperson of our Compensation Committee. Our Board has determined that each current member of our Compensation Committee meets the requirements for independence under the applicable rules and regulations of the SEC and the listing rules of Nasdaq. Each current member of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During fiscal year 2023, our Compensation Committee met two times.

The purpose of our Compensation Committee is to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our Board relating to compensation of our executive officers. The responsibilities of our Compensation Committee include, among other things:

●	reviewing and approving compensation of our executive officers and reviewing and recommending to the Board for approval compensation of our directors;
●	overseeing our overall compensation philosophy and compensation policies, plans and benefit programs for service providers, including our executive officers;
●	reviewing, approving and making recommendations to our Board regarding incentive compensation and equity plans; and
●	administering our equity compensation plans.

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the rules of Nasdaq. A copy of the charter can be found on the Company’s website at http://www.nuzee.vip.

The Compensation Committee has the authority, in its sole discretion, to select, appoint and retain outside compensation consultants for advice. The Compensation Committee is directly responsible for the appointment, compensation and oversight of any such consultant, and the Company is responsible for providing appropriate funding for payment of reasonable compensation to any such consultant, as determined by the Compensation Committee. The Compensation Committee also has the authority, in its sole discretion, to retain and obtain the advice and assistance of outside legal counsel and other advisors. In selecting a consultant, outside counsel and other advisors, the Compensation Committee evaluates its independence by considering applicable rules of Nasdaq and any other factors that the Compensation Committee deems relevant to the consultant’s independence from management.

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The Compensation Committee charter does not restrict the Compensation Committee from delegating any of its authority or responsibilities to individual members of the committee or a subcommittee of the Compensation Committee, although the Compensation Committee did not delegate any of its responsibilities during fiscal year 2023.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of Changzheng Ye, Yanli Hou and Jian Liu. Mr. Liu serves as chairperson of our Nominating and Corporate Governance Committee. Our Board has determined that all current members of our Nominating and Corporate Governance Committee meet the requirements for independence under the applicable rules and regulations of the SEC. During fiscal year 2023, our Nominating and Corporate Governance Committee did not hold any formal meetings but acted by unanimous written consent one time.

The responsibilities of our Nominating and Corporate Governance Committee include, among other things:

●	identifying, evaluating and selecting, or making recommendations to our Board regarding, nominees for election to our Board and its committees;
●	evaluating the performance of our individual directors;
●	considering and making recommendations to our Board regarding the composition of our Board and its committees;
●	considering director nominees recommended by shareholders; and
●	developing and making recommendations to our Board regarding corporate governance guidelines and matters.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the rules of Nasdaq. A copy of the charter can be found on the Company’s website at http://www.nuzee.vip.

The Company has adopted a Corporate Governance Guidelines (the “Corporate Governance Guidelines”), which set forth, among other things, certain criteria for the Nominating and Corporate Governance Committee to consider in evaluating potential director nominees who have the education, business experience, and current insight necessary to understand the Company’s business and be able to evaluate and oversee the direction and performance of the Company. The Nominating and Corporate Governance Committee is also required to assess whether a director candidate meets all other criteria as may be established by the Board, including functional skills, corporate leadership, diversity, international experience, or other attributes that the Board believes will contribute to the development and expansion of the Board’s knowledge and capabilities. While the Company does not have a formal diversity policy, the Board and the Nominating and Corporate Governance Committee believe that considerations of diversity are, and will continue to be, an important component relating to the Board’s composition, as multiple and varied points of view contribute to a more effective decision-making process. For additional information regarding the current composition of our Board, see “Board Diversity Matrix.”

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. To recommend a candidate for election to our Board, a stockholder must notify the Nominating and Corporate Governance Committee by writing to: NuZee, Inc., 2865 Scott St. Suite 107, Vista, California 92081, Attention: Secretary. Such stockholder’s notice shall set forth the following information, as further described in the Bylaws:

●	the name of the director candidate, the number and class of all shares of each class of our stock beneficially owned by such person, and certain information regarding such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Exchange Act in which such individual is a nominee for election to our Board;
●	the director candidate’s consent to serve as a director if elected to the Board; and
●	the name and address of the stockholder nominating the director candidate and the number and class of all shares of each class of our stock beneficially owned by such stockholder.

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Please see the “Stockholder Proposals and Director Nominations” section of this proxy statement for deadlines to submit director nominations for consideration at our next annual meeting of stockholders. The manner in which director nominee candidates suggested in accordance with this policy are evaluated does not differ from the manner in which candidates recommended by other sources are evaluated.

Board Leadership Structure and Role in Risk Oversight

Ms. Jianshuang Wang is the chairperson of the Board and the Company’s Co-Chief Executive Officer. The Company believes that the Chief Executive Officer is best situated to serve as chairman of the Board because she is the director most familiar with our business and industry and the director most capable of identifying strategic priorities and executing our business strategy. In addition, having a single leader provides clear leadership for the Company. We believe that this leadership structure has served the Company well.

Our Board has overall responsibility for risk oversight. The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

●	The Audit Committee oversees the Company’s risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit risks, liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks.
●	The Compensation Committee oversees the compensation of our chief executive officer and our other executive officers and reviews our overall compensation policies for employees.
●	The Nominating and Corporate Governance Committee oversees risks related to the Company’s governance structure and processes.

Limitation of Liability of Directors and Officers

Pursuant to Nevada Law, our officers and directors will not be personally liable for damages based upon any act or failure to act in his or her capacity as a director or officer unless the presumption that the officer or director acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted and it is proven that the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of the law. This exclusion of liability does not limit any right which a director or officer may have to be indemnified and does not affect any director’s or officer’s liability under federal or applicable state securities laws. With respect to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that such person is or was our director or officer or is or was serving at our request as a director, officer or employee of another corporation or other enterprise, we have agreed to indemnify our directors and officers, to the fullest extent permitted by Nevada law, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by a director or officer in connection with any claim against a director or officer if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our Bylaws also provide that directors and officers are entitled to similar indemnification with respect to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in the Company’s favor, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction to be liable for gross negligence or willful misconduct in the performance of such person’s duty to the Company unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses the court shall deem proper.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes of ownership with the SEC.

Based solely on a review of the forms filed electronically with the SEC during year ended September 30, 2023  and on written representations that no Form 5 was required to be filed, we believe that, during year ended September 30, 2023,  all of our directors, executive officers, and persons who beneficially owned more than 10% of our common stock timely complied with the Section 16(a) filing requirements.

Code of Ethics

Our Board has adopted a Code of Business Conduct and Ethics which is applicable to NuZee, Inc. and to all our directors and officers, including our principal executive officer and principal financial officer.

A copy of the Company’s Code of Ethics may be obtained free of charge by making the request to the Company in writing or on the Company’s website at http://www.nuzee.vip.

Derivatives Trading, Hedging, and Pledging Policies

Our Insider Trading Policy provides that, unless advance approval is obtained from the designated Compliance Officer thereunder, none of our executive officers or directors (collectively, “Covered Persons”) may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option, or execute a short sale, or engage in hedging or monetization transactions or similar arrangements with respect to Company securities. These prohibitions apply whether or not such Company securities were acquired through the Company’s equity compensation programs. The objective of this policy is to enhance alignment between the interests of our Covered Persons and those of our stockholders. Company employees who are not executive officers are not subject to the prohibitions described in this paragraph.

Further, our Insider Trading Policy provides that no Covered Person or any Company employee may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these Covered Persons and Company employees may not hold Company securities in a “margin” account, which would allow the Covered Person or Company employee to borrow against their holdings to buy securities.

Stockholder Communications with Directors

Stockholders may communicate their comments or concerns in writing to members of the Board. Any such communication should be addressed to the attention of the Company’s Secretary at the Company’s principal executive offices. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board. Under the procedures established by the Board, upon the Secretary’s receipt of such a communication, the Company’s Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Director Compensation

As set forth in the Corporate Governance Guidelines, directors who are also employees of the Company will not be paid for Board membership in addition to their regular employee compensation. Accordingly, Ms. Yanli Hou does not receive separate compensation for his service as a director of the Company. Mr. Yanli Hou’s compensation is discussed and summarized in the Summary Compensation Table included in this proxy statement.

Director Compensation Table

The following table shows for the fiscal year ended September 30, 2023 certain information with respect to the compensation of our non-employee directors who served in fiscal year 2023:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Total

Kevin J. Conner	$72,000	$50,000	$-	$122,000
Tracy Ging (2)	$56,000	$-	$-	$56,000
J. Chris Jones	$62,000	$50,000	$-	$112,000
Nobuki Kurita	$62,000	$50,000	$-	$112,000
David G. Robson	$62,000	$50,000	$-	$112,000

(1)	On March 22, 2023, the Company granted 4,398 Restricted Shares of the Company’s common stock to each of the Company’s five independent directors. The restricted shares are scheduled to vest in full on the one-year anniversary of the grant date, subject to each independent director’s continued service as a director of the Company. No options were granted during the fiscal year.

(2)	On September 5, 2023 Tracy Ging notified the Company of her resignation from the Board of Directors. The restricted stock award granted on March 17, 2023 was forfeited upon her resignation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following tables set forth, as of August 30, 2024, the beneficial ownership of our Common Stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;
●	each of our named executive officers;
●	each of our directors; and
●	all executive officers and directors as a group.

Except as otherwise indicated, all shares are owned directly, and the percentage shown is based on 5,005,170 shares of Common Stock issued and outstanding on August 22, 2024. On December 28, 2022, we completed a l-for-35 reverse stock split, which became effective on December 28, 2022 upon acceptance of the Company’s filing of an amendment to the Articles with the Secretary of State of Nevada (the “Reverse Stock Split”). Unless we indicate otherwise, all share and per share information in this proxy statement reflects the Reverse Stock Split.

Except as otherwise indicated below, information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than five percent (5%) of Common Stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our Common Stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of August 30, 2024 These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise indicated below, the address of each person listed in the table below is 2865 Scott St. Suite 107, Vista, California 92081.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Randell Weaver	6,000	0.12%
Jianshuang Wang	0	0.0%
Zongmei Huang	0	0.0%
Yanli Hou	0	0.0%
Jianshuang Wang	0	0.0%
Changzheng Ye	0	0.0%
Jian Liu	0	0.0%
All directors, nominees and executive officers as a group (6 persons)	0	0.12%

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Other Beneficial Owners

The following table sets forth certain information regarding beneficial ownership by other persons known to us to own more than 5% of our outstanding common stock as of June 6, 2024 based on 1,298,414 shares of common stock outstanding as of such date.

	Amount and Nature of Beneficial Ownership
Name and Address of	Voting Power		Investment Power			Percent of
Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Class
JOYER INVESTMENT LIMITED.(1)	542,517	0				10.84%
DYT INFO PTE. LTD. (2)	794,405	0				15.87%
METAVERSE INTELLIGENCE TECH LTD.(3)	421,255	0				8.42%
YY TECH INC.(4)	421,255	0				8.42%
YANQIN CHEN.(5)	288,461	0				5.76%
YALAN YANG.(6)	288,461	0				5.76%
Yumei Liu.(7)	625,447	0				12.50%
Shelei Jiang.(8)	505,722	0				10.10%
Wenwen Yu.(9)	421,255	0				8.42%
Yujie Liu (10)	421,255	0				8.42%

1. Based upon the beneficial ownership report on Schedule 13G filed with the SEC on August 27, 2024, and (i) 5,005,170 shares of common stock issued and outstanding; and (ii) direct ownership of 542,517 shares of common stock.

2. Based upon the beneficial ownership report on Schedule 13G filed with the SEC on July 22, 2024, and (i) 5,005,170 shares of common stock issued and outstanding; and (ii) direct ownership of 505,722 shares of common stock.

3. Based upon the beneficial ownership report on Schedule 13G filed with the SEC on July 22, 2024, and (i) 5,005,170 shares of common stock issued and outstanding; and (ii) direct ownership of 421,255 shares of common stock.

4. Based upon the beneficial ownership report on Schedule 13G filed with the SEC on July 22, 2024, and (i) 5,005,170 shares of common stock issued and outstanding; and (ii) direct ownership of 421,255 shares of common stock.

5. Based upon the beneficial ownership report on Schedule 13G filed with the SEC on July 22, 2024, and (i) 5,005,170 shares of common stock issued and outstanding; and (ii) direct ownership of 288,461 shares of common stock.

6. Based upon the beneficial ownership report on Schedule 13G filed with the SEC on July 22, 2024, and (i) 5,005,170 shares of common stock issued and outstanding; and (ii) direct ownership of 288,461 shares of common stock.

7. Based upon the beneficial ownership report on Schedule 13G filed with the SEC on August 27, 2024, and (i) 5,005,170 shares of common stock issued and outstanding; (ii) 542,517 shares of common stock through her direct 100% ownership of JOYER INVESTMENT LIMITED; and (iii) a warrant exercisable to purchase 82,930 shares of common stock beneficially owned through her indirect 100% ownership of Future science and Technology Co. Ltd.

8. Based upon the beneficial ownership report on Schedule 13G filed with the SEC on July 22, 2024, and (i) 5,005,170 shares of common stock issued and outstanding; and (ii) direct ownership of 505,722 shares of common stock.

9. Based upon the beneficial ownership report on Schedule 13G filed with the SEC on July 22, 2024, and (i) 5,005,170 shares of common stock issued and outstanding; and (ii) direct ownership of 421,255 shares of common stock.

10. Based upon the beneficial ownership report on Schedule 13G filed with the SEC on July 22, 2024, and (i) 5,005,170 shares of common stock issued and outstanding; and (ii) direct ownership of 421,255 shares of common stock.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, other than the director and executive officer compensation arrangements discussed herein in the sections titled “Director Compensation” and “Executive Compensation”, there has not been any transaction or series of transactions since October 1, 2020, nor is there any currently proposed transaction, in which:

●	we have been or are to be a participant;
●	the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of the Company’s total assets at year end for the last two completed fiscal years; and
●	any of our directors, executive officers or, to our knowledge, beneficial owners of 5% or more of our capital stock, or any immediate family member of or person sharing the household with any of these individuals or entities, had or will have a direct or indirect material interest.

Control by Officers and Directors

Our officers and directors and their affiliates beneficially own, in the aggregate, approximately 0.12% of our outstanding Common Stock as of August 22, 2024. As a result, in certain circumstances, these stockholders acting together may be able to determine matters requiring approval of our stockholders, including the election of our directors, or they may delay, defer or prevent a change in control of us. See “Security Ownership of Certain Beneficial Owners and Management” herein.

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Information about our Executive Officers

The following sets forth the names, ages and positions of our current executive officers.

Randell Weaver has served as the Company’s Chief Financial Officer since 2023 and the Co-Executive Officer since June 2024. He was later appointed as Chief Operating Officer in 2024. Mr. Weaver was previously the Chief Financial Officer of Reinvention Unlimited, Inc, where he provides financial and operational management and executive oversight services for his clients. Mr. Weaver’s responsibilities include building and mentoring teams, identifying and implementing strategic initiatives including successful exits and executing mutually agreed operating plans. He has been responsible for advising corporate clients - ranging from startups to $2 billion in annual revenue - on matters including accounting, finance, and capital markets for international manufacturing and distribution clients with a focus on regulated industries, including food, pharmaceuticals, and contracting. Mr. Weaver has also held numerous other leadership roles at other companies such as President/COO of Natural Alternatives International, Inc. (Nasdaq: NAII), President/CFO of Bimbo Bakeries USA, VP/Corporate Controller of Specialty Restaurants Corp, and CFO of Microcomputer Memories, Inc. (Nasdaq: MCMI). Mr. Weaver earned a Bachelor of Science degree in Business Administration from California State University, Northridge and a Master of Arts in Spiritual Psychology from the University of Santa Monica. He is a licensed certified public accountant (inactive) in the State of California.

Jianshuang Wang has serve as Company’s the Co-Executive Officer and chaiman of the Borad since June 2024. Ms. Wang has been serving as a legal representative of a Chinese company and a director of a Hong Kong company since joining a US listed company (WETG. US) in 2021. During her tenure, she was responsible for human resources management, and also supervised administrative work and assisted in operational management. From 2001 to 2012, she worked as a human resources supervisor at Beijing Yuanzhou Decoration Co., Ltd. and Beijing Dingzhi Huihai Management Consulting Co., Ltd. From 2012 to 2020, Ms. Wang Jianshuang served as the Director of Human Resources at Zhongrong Minxin Capital Management Co., Ltd., Shuyun Puhui Technology Co., Ltd., and Beijing Meixin Technology Co., Ltd. She coordinated the company’s human resources and administrative management, participated in the company’s business management and major issue decision-making, and enhanced the company’s effectiveness by strengthening the professionalism and standardization of human resources and administrative management. Ms. Wang Jianshuang graduated from Hebei University of Economics and Trade with a major in Human Resource Management in 2001.

PROPOSAL TWO

ADVISORY VOTE APPROVING NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a) promulgated thereunder, we are asking our stockholders to approve, in a non-binding advisory vote, the compensation of our named executive officers (our “NEOs”) as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. This proposal, commonly known as a “Say on Pay” proposal, gives stockholders the opportunity to provide input – to endorse or not endorse –the compensation of our NEOs. Unless the Board modifies its policy of holding an advisory “Say on Pay” vote on an annual basis, the next advisory “Say on Pay” vote will be held at our 2025 annual meeting of stockholders.

We strongly encourage you to carefully review the Executive Compensation discussion and compensation tables and narrative discussions and related material included in this Proposal Two. Thereafter, we request your input on the compensation of our NEOs through your vote on the advisory resolution that follows the Executive Compensation discussion.

EXECUTIVE COMPENSATION

Our named executive officers (“NEOs”) for fiscal year 2023, consisting of our principal executive officer, our next two most highly compensated executive officers serving as executive officers as of September 30, 2022, and one additional individual who would have been one of our two most highly compensated executive officers (aside from our principal executive officer) during fiscal year 2023, but for the fact that such individual was not serving as an executive officer as of September 30, 2023, were:

●	Masateru Higashida, Chief Executive Officer, President, Treasurer, Secretary and Chairman of the Board until June 2024;

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●	Randell Weaver, who served as our Chief Financial Officer throughout fiscal year 2023 and became Co-Executive Officer and Chief Financial Officer since June 2024 ;

Mr. Higashida ceased serving as our Chief Marketing Officer on June 7, 2024 and Ms Jianshuang Wang was appointed as our new Co-Chief Executive Officer since June 7, 2024. Randell Weaver became our Co-Executive Officer and Chief Financial Officer since June 2024.

Summary Compensation Table

Name and Principal Position	Year	Salary		Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation		All Other Compensation	Total
Masa Higashida,	2023		$318,000		$-	$-		$-		$318,000
Chief Executive Officer (1)	2022		$300,000	$		$-	$			$300,000
Randell Weaver,	2023		$27,404		$48,000	$31,819		$-		$107,223
Chief Financial Officer (2)	2022	$	N/A	$		$-	$			$ N/A
Patrick Shearer,	2023		$66,250	$		$-	$			$66.250
Former Chief Financial Officer (3)	2022		$250,000		$-	$-		$-		$250,000
Shana Bowman,	2023		$165,446		$-	$-		$-		$165,446
Interim Chief Financial Officer (4)	2022		$135,000	$		$-	$			$135,000

(1)	Mr. Higashida was appointed as Chief Executive Officer (principal executive officer) of NuZee, Inc. by the Board of Directors in October 2014.

(2)	Mr. Weaver was appointed as Chief Financial Officer (principal financial officer) of NuZee, Inc. by the Board of Directors in August 2023.

(3)	Mr. Shearer resigned as Chief Financial Officer on January 4, 2023.

(4)	Ms. Bowman was named Interim Chief Financial Officer in January 2023 and served in that role until August 2023.

Narrative to Summary Compensation Table

There are no arrangements or plans in which we provide pension, retirement or similar benefits for our executive officers. Our executive officers may receive stock options and restricted stock at the discretion of our Board in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our executive officers, except that stock options or restricted stock may be granted at the discretion of our Board from time to time. Except as described below under “—Executive Employment Arrangements” and “—Ms. Toyota”, we have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

The following paragraphs provide further detail regarding the compensation of Ms. Toyota as described in the Summary Compensation Table above. See “— Executive Employment Arrangements” below for additional information regarding the compensation of Messrs. Higashida, Shearer and Ramirez.

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Executive Employment Agreements

Masa Higashida

On August 15, 2017, we entered into an Executive Employment Agreement with Mr. Higashida setting forth the terms of his employment. Pursuant to the agreement, Mr. Higashida serves as our Chief Executive Officer, President, Treasurer and Secretary and as a member of the Board.

Pursuant to the agreement, as amended, Mr. Higashida is entitled to an annual base salary, set at $318,000, and an annual bonus opportunity in an amount determined each year by the Board. The payment of the annual bonus is determined by our Board based upon our achievement of goals and objectives for the relevant year. Mr. Higashida is also eligible to participate in any equity compensation plan of the Company, including the 2013 Plan and the 2019 Plan, and to receive future equity awards at the Board’s discretion. Mr. Higashida also participates in all of our employee benefit programs for which he is eligible and receives reimbursement for his reasonable business expenses, including travel expenses.

Pursuant to his employment agreement with us, if Mr. Higashida resigns for “good reason” or his employment is terminated by us without “cause,” each as defined in the agreement, Mr. Higashida is entitled to receive payment equal to (i) his accrued but unpaid salary for the period through the date of his resignation or termination, plus (ii) an amount equal to one and one-half times his annual base salary, plus (iii) an amount equal to one and one-half times the amount of bonus he received during the previous calendar year, plus (iv) reimbursement for premiums paid to continue Mr. Higashida’s health, dental and vision insurance pursuant to the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”) until the of earlier of 18 months or the date on which Mr. Higashida becomes eligible to participate in a group medical plan sponsored by any other employer. For purposes of Mr. Higashida’s agreement, “good reason” means (a) the material breach by the Company of any of its obligations under the agreement, (b) the change of Mr. Higashida’s office, title or responsibilities, or any action by us resulting in the material diminution of Mr. Higashida’s position, duties or authorities, or (c) the relocation of our principal executive offices or the requirement that Mr. Higashida relocate anywhere outside of San Diego County, California, in each case without Mr. Higashida’s written consent, and “cause” means Mr. Higashida’s (x) gross negligence, gross neglect or willful misconduct in the performance of his duties resulting in a material adverse effect on us, (y) conviction for, deferred adjudication of or plea of no contest to a felony, or (z) material breach of any material provision of the agreement.

Also under the agreement, if within 12 months following a change in control of the Company Mr. Higashida resigns for “good reason” or his employment is terminated by us without “cause,” Mr. Higashida is entitled to receive payment equal to (i) his accrued but unpaid salary for the period through the date of his resignation or termination, plus (ii) the value of any accrued and unused paid time off, plus (iii) an amount equal to two times the amount of bonus he received during the previous calendar year, plus (iv) reimbursement for premiums paid to continue Mr. Higashida’s health, dental and vision insurance pursuant to COBRA until the of earlier of 18 months or the date on which Mr. Higashida becomes eligible to participate in a group medical plan sponsored by any other employer.

If Mr. Higashida dies during the term of the agreement, Mr. Higashida’s estate is entitled to receive payment equal to (i) Mr. Higashida’s accrued but unpaid salary for the period through the date of his death, plus (ii) the value of any accrued and unused paid time off, plus (iii) a salary continuance for 12 months.

If Mr. Higashida becomes incapable of performing the duties and services required of him under the agreement on a full-time basis due to accident, physical or mental illness, or other circumstance which renders him mentally or physically incapable, we may terminate Mr. Higashida’s employment for such disability. In such event, Mr. Higashida is entitled to receive the same payment as he would if he were terminated without cause as described above.

On June 7, 2024, the Company and Mr. Higashida entered into a Termination and Release Agreement to terminate the Executive Employment Agreement. The Executive Employment Agreement will be of no further force or effect, and the rights and obligations of the Company and Mr. Higashida thereunder shall terminate. In consideration of the Termination and Release Agreement, the Company shall pay Mr. Higashida an amount equal to $175,500 and issue a certain number of shares of restricted stock units of the Company with the value of $175,500, which shall vest on April 30, 2025. The Company has partially fulfilled its cash payment obligation to Mr. Higashida in July 2024.

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Randell Weaver

On August 11, 2023, the Company entered into an employment agreement with Mr. Weaver in connection with his appointment as Chief Financial Officer. Pursuant to the Employment Agreement, Mr. Weaver is entitled to an annual base salary of $225,000 and an annual cash bonus opportunity (“Annual Bonus”), with an annual target bonus opportunity equal to 50% of his base salary, based on the achievement of the Company or individual performance goals that will be established by the Compensation Committee of the Board of Directors (the “Compensation Committee”). Mr. Weaver is also eligible to receive a bonus for Fiscal Year 2023 at the exclusive discretion of the Chief Executive Officer, Compensation Committee, and Board of Directors. Mr. Weaver is also eligible to participate in any equity compensation plan of the Company, including the NuZee, Inc. 2023 Stock Incentive Plan, and to receive future equity awards at the Board of Directors’ discretion.

In addition, pursuant to the Employment Agreement, the Company granted to Mr. Weaver on the Commencement Date an award of options to purchase 6,000 shares of the Company’s common stock. Subject to Mr. Weaver’s continued employment, the options vest as follows: (i) 2,000 options shall vest upon the first anniversary of the Commencement Date; (ii) 2,000 options shall vest upon the second anniversary of the Commencement Date; and (iii) 2,000 options shall vest upon the third anniversary of the Commencement Date. The options have an exercise price of equal to the fair market value at the time of grant.

In addition, pursuant to the Employment Agreement, the Company granted and issued to Mr. Weaver on the Commencement Date 6,000 shares of the Company’s common stock (the “Restricted Shares”). Subject to Mr. Weaver’s continued employment, the Restricted Shares vest as follows: (i) 2,000 Restricted shall vest upon the first anniversary of the Commencement Date; (ii) 2,000 Restricted Shares shall vest upon the second anniversary of the Commencement Date; and (iii) 2,000 Restricted Shares shall vest upon the third anniversary of the Commencement Date.

Pursuant to the Employment Agreement, if Mr. Weaver resigns for “good reason” or his employment is terminated by the Company without “cause,” each as defined in the Employment Agreement, Mr. Weaver is entitled to receive payment equal to (i) his accrued but unpaid salary for the period through the date of his resignation or termination, plus (ii) an amount equal to one times his annual base salary as then in effect, plus (iii) an amount equal to one times the amount of the Annual Bonus actually paid to Mr. Weaver for the previous fiscal year, prorated based on the number of days actually worked in the fiscal year in which the effective date of termination occurs, plus (iv) reimbursement for premiums paid to continue Mr. Weaver’s health, dental and vision insurance pursuant to the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”) until the earlier of 18 months or the date on which Mr. Weaver becomes eligible to participate in a group medical plan sponsored by any other employer.

Also under the Employment Agreement, if within 12 months following a change in control of the Company, as defined in the Employment Agreement, Mr. Weaver resigns for “good reason” or his employment is terminated by the Company without “cause,” Mr. Weaver is entitled to receive payment equal to (i) his accrued but unpaid salary for the period through the date of his resignation or termination, plus (ii) an amount equal to one and one half times his annual base salary as then in effect, plus (iii) an amount equal to one and one half times the amount of the Annual Bonus actually paid to Mr. Weaver for the previous fiscal year, prorated based on the number of days actually worked in the fiscal year in which the effective date of termination occurs, plus (iv) reimbursement for premiums paid to continue Mr. Weaver’s health, dental and vision insurance pursuant to COBRA until the earlier of 18 months or the date on which Mr. Weaver becomes eligible to participate in a group medical plan sponsored by any other employer.

On June 7, 2024, the Company and Randell Weaver, President, Co-Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Secretary, and Treasurer of the Company, entered into a Second Amended and Restated Employment Agreement (the “Second Amended and Restated Employment Agreement”). The Second Amended and Restated Employment Agreement amends and restates, and replaces in its entirety, the First Amended and Restated Employment Agreement between the Company and Mr. Weaver that was effective as of April 26, 2024 (the “First Amended and Restated Employment Agreement”). The First Amended and Restated Employment Agreement amends and restates, and replaces in its entirety, the Employment Agreement between the Company and Mr. Weaver that was effective as of August 16, 2023 (the “Original Employment Agreement”). In accordance with terms of the First Amended and Restated Employment Agreement, the Company’s Board unanimously approved the Second Amended and Restated Employment Agreement upon the recommendation of the Compensation Committee of the Board.

The Second Amended and Restated Employment Agreement provides for a employment term until August 31, 2024, and the company shall pay Mr. Weaver an amount equal to $162,500 and restricted stock units with the value of $243,750, to be issued on his termination date and which shall vest on April 30, 2025.

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Mr. Weaver may terminate the Second Amended and Restated Employment Agreement whether for any reason or no reason by giving thirty (30) days written notice to the Company. Upon such termination, Mr. Weaver shall only be entitled to (i) accrued but unpaid base salary; and (ii) reimbursement for any unreimbursed business expenses properly incurred by Mr. Weaver through the effective date of termination.

The Second Amended and Restated Employment Agreement contains post-employment non-solicitation restrictions. Under such provisions, for a period of 12 months following the termination of Mr. Weaver’s employment, he will not solicit, divert or take away or attempt to solicit, divert or take away, any of the employees of the Company.

Restricted Shares

On August 11, 2023, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors granted to Randell Weaver, the Company’s newly appointed Chief Financial Officer, in connection with his employment agreement, an award of 6,000 restricted shares (the “Restricted Shares”) of the Company’s common stock under the 2023 Stock Incentive Plan. These Restricted Shares vested as follows: (i) 2,000 Restricted Shares shall vest upon the first anniversary of the commencement date; (ii) 2,000 Restricted Shares shall vest upon the second anniversary of the commencement date; and (iii) 2,000 Restricted Shares shall vest upon the third anniversary of the commencement date. The Company recognized common stock compensation expense of $3,751 for the year ended September 30, 2023 related to these Restricted Shares.

On March 15, 2023, the Company granted 58,619 performance-based restricted shares to executive officers, employees and consultants as part of the 2013 Stock Incentive Plan and the 2019 Stock Incentive Plan. 50% of the Performance-Based Restricted Shares would vest, if at all, in Fiscal Year 2023, based on the Company’s achievement of a specified amount of cash on hand, sales growth, increased gross margin, and reduced operating losses in Fiscal Year 2023, and the other 50% of the Performance-Based Restricted Shares will vest, if at all, in Fiscal Year 2024, based on performance metrics to be set by the Board in its sole and absolute discretion. The performance goals for Fiscal Year 2023 were not achieved and the Company recognized common stock compensation expense of $0 for the year ended September 30, 2023, related to these Restricted Shares.

Grant of Restricted Stock Awards to the Company’s Independent Board Members

On March 17, 2022, pursuant to the Company’s non-employee director compensation policy, the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) granted 674 restricted shares (the “Restricted Shares”) of the Company’s common stock to each of the Company’s five independent directors pursuant to the NuZee, Inc. 2013 Stock Incentive Plan. The restricted shares vested in full on the one-year anniversary of the grant date, March 17, 2023.

On March 22, 2023, the Company granted 4,398 Restricted Shares of the Company’s common stock to each of the Company’s five independent directors. The restricted shares are scheduled to vest in full on the one-year anniversary of the grant date, subject to each independent director’s continued service as a director of the Company.

Benefits

We provide our employees with customary health care benefits. We provide no retirement benefits to employees or supplemental retirement benefits to our executive officers.

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Outstanding Equity Awards at September 30, 2023

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of September 30, 2023:

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Masateru Higashida	7/20/2017	14,477	-		58.80	7/20/2027
	7/2/2021	-	-	12,811 (1)	109.20	7/2/2031
Randell Weaver	8/16/2023	-	-	6,000	8.15	8/16/2033
Shana Bowman	6/2/2021	57	-	115	114.45	6/2/2031

(1)	Subject to Mr. Higashida’s continued employment, the performance based options vest, if at all, in fiscal year 2024 based upon our achievement of a specified amount of earnings before income taxes.

Potential Payments Upon Termination or Change-in-Control

We have entered into agreements that require us to provide compensation to the named executive officers in the event of a termination of employment or a change in control of our Company. These agreements provide that a change in control of our Company will occur if, among other things, our stockholders approve the sale of substantially all of our assets.

The estimated amount of compensation payable to Mr. Higashida in the event of a termination of employment or a change in control of our Company is listed in the table below, assuming that the termination and/or change in control of our Company occurred at September 30, 2023, the last business day of our fiscal year, and that our common stock is valued at $7.20, the closing market price for our common stock on September 30, 2023. Descriptions of the circumstances that would trigger payments or the provision of other benefits to these named executive officers, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements and plans, and other material assumptions that we have made in calculating the estimated compensation, follow these tables.

	Payments and Benefits to Masa Higashida (1)
	Termination by Company for Cause or by Executive	Termination by Company Without Cause or by Executive for Good Reason	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$-	$477,000	$318,000	$318,000	$-	$636,000
Health and Dental Insurance	$-	$36,000	$-	$-	$-	$36,000
Advisor Fees	$-	$-	$-	$-	$-	$-
Vesting of Restricted Stock	$-	$-	$-	$-	$-	$-
Vesting of Stock Options	$-	$-	$-	$-	$-	$-
Total	$-	$513,000	$318,00	$318,000	$-	$672,000

(1)	The amounts set forth in the table above for Mr. Higashida assume that: Health and Dental Insurance is approximately $2,000 per month; and Restricted Stock that has not yet vested will vest upon termination by Company without Cause, termination by Executive for Good Reason or Termination upon a Change in Control, however no payments would be made directly to the employee. Currently outstanding stock options are all priced above the closing price on September 30, 2023.

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	Payments and Benefits to Randell Weaver (1)
	Termination by Company for Cause or by Executive	Termination by Company Without Cause or by Executive for Good Reason	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$-	$325,000	$-	$-	$-	$487,500
Health and Dental Insurance	$-	$36,000	$-	$-	$-	$36,000
Advisor Fees	$-	$-	$-	$-	$-	$-
Vesting of Restricted Stock	$-	$-	$-	$-	$-	$-
Vesting of Stock Options	$-	$-	$-	$-	$-	$-
Total	$-	$361,000	$-	$-	$-	$523,500

(1)	The amounts set forth in the table above for Mr. Weaver assume that: Health and Dental Insurance is approximately $2,000 per month; and Restricted Stock that has not yet vested will vest upon termination by Company without Cause, termination by Executive for Good Reason or Termination upon a Change in Control, however no payments would be made directly to the employee. Currently outstanding stock options are all priced above the closing price on September 30, 2023.

The aforementioned information regarding Potential Payments Upon Termination or Change-in-Control for Mr. Higashida and Mr. Weaver reflects the arrangements as of September 30, 2024. These arrangements are no longer in effect.

On June 7, 2024, the Company and Mr. Higashida entered into a Termination and Release Agreement to terminate the Executive Employment Agreement. The Executive Employment Agreement will be of no further force or effect, and the rights and obligations of the Company and Mr. Higashida thereunder shall terminate. In consideration of the Termination and Release Agreement, the Company shall pay Mr. Higashida an amount equal to $175,500 and issue a certain number of shares of restricted stock units of the Company with the value of $175,500, which shall vest on April 30, 2025. The Company has partially fulfilled its cash payment obligation to Mr. Higashida in July 2024.

On June 7, 2024, the Company and Randell Weaver, President, Co-Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Secretary, and Treasurer of the Company, entered into a Second Amended and Restated Employment Agreement (the “Second Amended and Restated Employment Agreement”). The Second Amended and Restated Employment Agreement amends and restates, and replaces in its entirety, the First Amended and Restated Employment Agreement between the Company and Mr. Weaver that was effective as of April 26, 2024 (the “First Amended and Restated Employment Agreement”). The First Amended and Restated Employment Agreement amends and restates, and replaces in its entirety, the Employment Agreement between the Company and Mr. Weaver that was effective as of August 16, 2023 (the “Original Employment Agreement”). In accordance with terms of the First Amended and Restated Employment Agreement, the Company’s Board unanimously approved the Second Amended and Restated Employment Agreement upon the recommendation of the Compensation Committee of the Board.

The Second Amended and Restated Employment Agreement provides for a employment term until August 31, 2024, and the company shall pay Mr. Weaver an amount equal to $162,500 and restricted stock units with the value of $243,750, to be issued on his termination date and which shall vest on April 30, 2025.

Restricted Stock Agreements

When we make grants of restricted stock to our executive officers, including the named executive officers, we enter into Restricted Stock Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our Company.

If an executive officer is terminated by the Company without cause, all restricted shares which have not become vested shall vest, and the period of restriction with respect to such restricted shares shall lapse, as of the date of the termination of participant by the Company without Cause.

In the event of a change in control at any time on or after the grant date, provided participant has not ceased to be an executive officer from the date of grant through the effective date of the change in control, all restricted shares which have not become vested shall vest, and the period of restriction with respect to such restricted shares shall lapse as of the effective date of the change in control.

Stock Option Agreements

When we make grants of stock options to our executive officers, including named executive officers, we enter into Stock Option Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer of a change in control of our Company.

No additional shares shall vest after the date of termination of an optionee’s relationship, but the option shall continue to be exercisable with respect to that number of shares that have vested as of the date on which optionee’s relationship terminates.

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Provided optionee’s relationship has not terminated from the grant date through the effective date of a change in control, the right to exercise the option shall accelerate automatically and vest in full effective as of immediately prior to the consummation of such a change in control unless the option is to be assumed by the acquiring or successor entity or new options or new incentives are to be issued in exchange therefor.

Stock Options

During the fiscal year ended September 30, 2023, the Company granted 6,000 new stock options at an exercise price of $8.15 to an employee. These options shall vest and become exercisable one-third on each anniversary of the grant date. The options will expire ten years from the grant date, unless terminated earlier as provided by the option agreements.

The fair value of each option award was estimated on the date of grant using the Black-Scholes option valuation model using the assumptions noted as follows: expected volatility was based on the volatility of a peer group of companies for the year ended September 30, 2023. For the year ended September 30, 2023, the expected term of options granted was determined using the simplified method under SAB 107 which represents the mid-point between the vesting term and the contractual term. The risk-free rate is calculated using the U.S. Treasury yield curve and is based on the expected term of the option.

Compensation Recovery Policy

On January 20, 2023, our Board of Directors adopted a NuZee, Inc. Incentive-Based Compensation Clawback Policy (“Clawback Policy”), which provides for the clawback of certain compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements. The Clawback Policy is a supplement to any other clawback policies in effect now or in the future at the Company. The Incentive-Based Compensation subject to clawback is the Incentive-Based Compensation Received during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement.

Equity Compensation Plan Information

Our Board has adopted the 2013 Plan, the 2019 Plan, and the 2023 Plan for the purposes of promoting the long-term success of the Company and the creation of stockholder value. Our stockholders have approved the adoption of the 2013 Plan, the 2019 Plan, and the 2023 Plan. The 2013 Plan provides for the grant of stock options, restricted share awards, and stock appreciation rights. The 2013 Plan expired in October 2023. The 2019 and 2023 Plans provides for the grant of stock options and restricted shares.

The following table sets forth information concerning the 2013 Plan, the 2019 Plan, and the 2023 Plan as of September 30, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	96,458	$150.39	75,010
Equity compensation plans not approved by security holders	-	-	-
Total	96,458	$150.39	75,010

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The Board believes that the compensation of our NEOs is appropriate and recommends a vote “FOR” the following advisory resolution, which will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables, narrative discussion and related matters.”

You may vote “for” or “against” the foregoing resolution, or you may “abstain.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and procedures described in this proxy statement.

While the advisory vote is non-binding, the Board and the Compensation Committee will review the results of the vote and take the concerns of our stockholders into account in future determinations concerning our executive compensation program. The Board therefore recommends that you indicate your support for the compensation policies and procedures for our NEOs, as outlined in the above resolution.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN

ADVISORY BASIS, OF THE COMPENSATION OF THE NEOs.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2024

The Board has appointed MaloneBailey LLP (“MaloneBailey”) as our independent registered certified public accounting firm for the fiscal year ending September 30, 2024 and has further directed that the selection of MaloneBailey be submitted to a vote of stockholders at the Annual Meeting for ratification.

As described below, the stockholder vote is not binding on the Board. If the appointment of MaloneBailey is not ratified, the Board will evaluate the basis for the stockholder vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of MaloneBailey is ratified, the Board may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.

Representatives of MaloneBailey are expected to virtually attend the Annual Meeting, and will be available to respond to appropriate questions and, if they desire, to make a statement.

Independent Registered Certified Public Accounting Firm Fees and Services

The following table sets forth a summary of the fees paid to MaloneBailey for professional services rendered for the fiscal years ended September 30, 2023 and 2022:

Fee Category	Fiscal Year 2023	Fiscal Year 2022
Audit Fees(1)	$258,250	$202,684
Tax Fees(2)	$2,060	12,360
Audit-Related Fees(3)	$20,300	$54,000
All Other Fees(4)	$-	—
Total Fees	$280,610	$269,044

(1) Audit fees consist of fees billed for professional services rendered for the audit of our Company’s financial statements and review of our interim financial statements included in quarterly reports and services that are normally provided by our auditors in connection with statutory and regulatory filings or engagements.

(2) Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning.

(3) Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees”.

(4) All Other Fees consist of the aggregate fees billed in each of the last two fiscal years for the products and services provided by our auditors, other than the products and services included in Audit Fees, Tax Fees, and Audit-Related Fees.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and other services rendered by our independent registered public accounting firm, subject to de minimis exceptions for non-audit services set forth in the applicable rules of the SEC. In fiscal year 2023, our independent registered public accounting firm was not engaged to perform any non-audit services, except for a minimal amount of tax services.

Report of the Audit Committee

The following audit committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

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Our Audit Committee is composed of “independent” directors, as determined in accordance with the Nasdaq listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on the Company’s website.

The purpose of the Audit Committee is to assist the oversight of the Board in the integrity of the financial statements of the Company, the Company’s compliance with legal and regulatory matters, the independent registered public accountant’s qualifications and independence, and the performance of the Company’s independent registered public accountant. The primary responsibilities of the Audit Committee include overseeing the Company’s accounting and financial reporting process and audits of the financial statements of the Company on behalf of the Board.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accountant is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the fiscal year ended September 30, 2023 (the “Audited Financial Statements”). The Audit Committee has discussed with MaloneBailey, the Company’s independent auditors, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the Audited Financial Statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 for filing with the SEC.

The report was furnished by the previous Audit Committee of the Board, Kevin J. Conner (chairperson), J. Chris Jones and David G. Robson, each of whom have since resigned from the Board.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF

MALONEBAILEY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2024.

In the event of a negative stockholder vote on the ratification of MaloneBailey as our independent registered public accounting firm, our Audit Committee will reconsider its selection.

25

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

If any stockholder intends to present a proposal to be considered for inclusion in our proxy materials for the 2025 annual meeting of stockholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A of the Exchange Act and must be received by the Company no later than May 2, 2025 (being 120 calendar days before the one year anniversary of the date of this proxy statement), unless the date of our 2025 annual meeting is changed by more than 30 days from September 30, 2025, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals must comply with the applicable requirements or conditions established by the SEC and the Bylaws, which requires among other things, certain information to be provided in connection with the submission of stockholder proposals. All proposals must be directed to the Secretary of the Company at 2865 Scott St. Suite 107, Vista, California 92081.

In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for this 2024 Annual Meeting must provide notice to the Company at 2865 Scott St. Suite 107, Vista, California 92081 that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 9, 2024, being the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares in accordance with their best judgment.

HOUSEHOLDING

In some cases, only one copy of our proxy statement and Annual Report on Form 10-K for the fiscal year ended September 30, 2023 is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Upon written request, the Company will promptly deliver a separate copy of these documents to a stockholder at a shared address to which a single copy has been delivered. A stockholder can notify the Company at the address indicated below if the stockholder wishes to receive separate copies in the future. In addition, stockholders sharing an address who are currently receiving multiple copies may also notify the Company at such address if they wish to receive only a single copy. Direct your written request to NuZee, Inc., 2865 Scott St. Suite 107, Vista, California 92081; Attention: Investor Relations or by telephone at 760-295-2408.

AVAILABLE INFORMATION

The Company files Annual Reports on Form 10-K with the SEC. A copy of the Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (except for certain exhibits thereto), including our audited financial statements and any financial statement schedules, may be obtained, free of charge, upon written request by any stockholder to: NuZee, Inc., 2865 Scott St. Suite 107, Vista, California 92081; Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to reimbursing the Company for its expenses in supplying any exhibit.

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VOTE ON INTERNET

Go to http://www.vstocktransfer.com/proxy
Click on Proxy Voter Login and log-on using the below control number. Voting will be open until 11:59 p.m., Eastern Time, September 29, 2024.

CONTROL #

VOTE BY MAIL

Mark, sign and date your consent and return it in the envelope we have provided to 18 Lafayette Place, Woodmere, NY 11598.

VOTE BY E-MAIL

Mark, sign and date your proxy card and send it to vote@vstocktransfer.com.

VOTE BY FAX

Mark, sign and date your proxy card and return it to 646-536-3179.

VOTE IN PERSON

If you would like to vote in person, please attend the Annual Meeting to be held virtually on Monday, September 30, 2024 at 10 a.m., Eastern Time by registering at:

https://meeting.vstocktransfer.com/2024NUZEEANNUAL

* SPECIMEN *
1 MAIN STREET
ANYWHERE PA 99999-9999

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting of Stockholders Proxy Card — NuZee, Inc.

▼ DETACH CARD HERE TO VOTE BY MAIL ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL ONE, AND "FOR" PROPOSALS TWO AND THREE.

1A. Jianshuang Wang	☐ FOR	☐ AGAINST	☐ ABSTAIN
1B. Zongmei Huang	☐ FOR	☐ AGAINST	☐ ABSTAIN
1C. Yanli Hou	☐ FOR	☐ AGAINST	☐ ABSTAIN
1D. Changzheng Ye	☐ FOR	☐ AGAINST	☐ ABSTAIN
1E. Jian Liu	☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

Date ____________________ **Signature** ____________________________ **Signature, if held jointly** ____________________________

Note: Please sign exactly as your name or names appear on this Proxy. If Shares are held jointly, each holder should sign. When signing as a executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address. ☐

* SPECIMEN * AC:ACCT9999 90.00

NUZEE, INC.

Important Notice Regarding the Availability of Proxy Materials:

Materials for this Meeting are available at:

https://ts.vstocktransfer.com/irhlogin/NUZEE

To Register for the Virtual Meeting, Please Visit:

https://meeting.vstocktransfer.com/2024NUZEEANNUAL

▼ DETACH CARD HERE TO VOTE BY MAIL ▼

NUZEE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received notice of the meeting and management's Proxy Statement therefore, and revoking all prior proxies, hereby appoints Jianshuang Wang as Proxy to represent and vote and act upon the following matters in respect of all shares of Common Shares of NuZee, Inc. (the "Company"), which the undersigned will be entitled to vote at the 2024 Annual Meeting of Stockholders of the Company to be held virtually, via live webcast at https://meeting.vstocktransfer.com/2024NUZEEANNUAL, on Monday, September 30, 2024 at 10 a.m., Eastern Time, and at any adjournment or postponement thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted as directed herein. If no direction is made, the proxy shall be voted a vote "FOR" the election of the nominees to the Board in Proposal One and "FOR" each of Proposal Two and Proposal Three.

Electronic Delivery of Future Proxy Materials: If you would like to reduce the costs incurred by NuZee, Inc. in mailing materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please provide your email address below and check here to indicate you consent to receive or access proxy materials electronically in future years.

Email Address: ____________________________________ ☐

PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE

(Continued and to be signed on Reverse Side)